Exhibit(j)(1)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference made to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporated by reference our report dated December 5, 2000, on Pilgrim Internet Fund (formerly, ING Internet
Fund), ING Pilgrim Money Market Fund (formerly, ING Money Market Fund), Pilgrim Intermediate Bond Fund (formerly, ING Intermediate Bond Fund), Pilgrim High Yield Bond Fund (formerly, ING High Yield Bond Fund), Pilgrim European Equity Fund (formerly, ING European Equity Fund), Pilgrim Tax Efficient Equity Fund (formerly, ING Tax Efficient Equity Fund),Pilgrim Global Communications Fund (formerly, ING Global Communications Fund), Pilgrim National Tax-Exempt Bond Fund (formerly, ING National Tax-Exempt Bond Fund) and Pilgrim Global Information Technology Fund (formerly, ING Global Information Technology Fund (nine of the portfolios constituting ING Funds Trust) in this Registration Statement (Form N-1A No. 333-59745 and 811-08895) of Pilgrim Funds Trust (formerly, ING Funds Trust).


/s/ ERNST & YOUNG LLP


New York, New York
June 15, 2001